                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of MEDIQ Incorporated and subsidiaries ("MEDIQ") and MEDIQ/PRN Life Support Services, Inc. and subsidiaries ("PRN") (a wholly owned subsidiary of MEDIQ) on Form S-4 of our reports dated November 25, 1997 for MEDIQ and May 21, 1998 for PRN, respectively, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
July 10, 1998